PARTIAL ASSIGNMENT OF BRADLEY LAKE HYDROELECTRIC PROJECT
                 AGREEMENT FOR THE SALE AND PURCHASE OF ELECTRIC POWER

       This agreement for partial assignment is made as of the 30th day of June, 2003, between Alaska Electric Generation and Transmission Cooperative, Inc. ("Assignor") and Alaska Electric and Energy Cooperative, Inc.
("Assignee").

       WHEREAS, on December 8, 1987, Assignor entered into a contract with the Alaska Power Authority ("APA"), Chugach Electric Association, Inc. ("Chugach"), Golden Valley Electric Association, Inc. ("GVEA"), the Municipality of Anchorage d/b/a Municipal Light and Power ("ML&P"), the City of Seward d/b/a Seward Electric System ("SES"), Homer Electric Association, Inc. ("HEA") and Matanuska Electric Association, Inc. ("MEA"), titled the Bradley Lake Hydroelectric Project Agreement for the Sale and Purchase of Electric Power ("Power Sales Agreement") , wherein APA agreed to sell, and Chugach, GVEA, ML&P, SES, and Assignor (on behalf of HEA and MEA), agreed to purchase, electric service from the Bradley Lake Hydroelectric Project under the terms set forth in the Power Sales Agreement (a copy of which is attached to this agreement);

       WHEREAS, Assignor has used the electric power purchased from the Bradley Lake Project on behalf of HEA, as well as power from other sources, to provide the wholesale power needs of HEA pursuant to the terms of a wholesale power agreement between Assignor and HEA;

       WHEREAS, Assignee has obtained from the Regulatory Commission of Alaska ("RCA") a certificate of public convenience and necessity to serve as the wholesale power provider of HEA;

       WHEREAS, Assignee and Assignor also have obtained approval from the RCA of a new wholesale power agreement between Assignee and HEA under which Assignee will serve the wholesale power needs of HEA, and rescission of the current wholesale power agreement between Assignor and HEA;

       WHEREAS, Assignor intends, to transfer the majority of its assets held for the benefit of HEA to Assignee; and

       WHEREAS, the Power Sales Agreement is by its terms assignable with the consent of the Bradley Lake Hydroelectric Project Management Committee, and Assignee desires to acquire the rights and is willing to assume the obligations of assignor on behalf of HEA under the Power Sales Agreement.

       NOW, THEREFORE, the parties agree as follows:

1. Assignor assigns to Assignee such of Assignor's rights, interest and duties in the Bradley Lake Hydroelectric Project Agreement for the Sale and Purchase of Electric Power ("Power Sales Agreement") as are held or owed by Assignor on behalf of HEA.

Assignment - Bradley Lake Hydroelectric Project,
Agreement for the Sale and Purchase of Electric Power
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2.     Assignee assumes and covenants to perform all the obligations of
       Assignor owed on behalf of HEA under the Power Sales Agreement, and guarantees to hold Assignor harmless from any claim or demand made under the Power Sales Agreement to the extent such claim or demand relates to obligations owed by Assignor on behalf of HEA.

       IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.

                                       ALASKA ELECTRIC GENERATION AND
                                       TRANSMISSION COOPERATIVE, INC.

                                       By:      /s/ N. L. Story
                                                ----------------
                                                N. L. Story, Class A Manager

                                       ALASKA ELECTRIC AND ENERGY
                                       COOPERATIVE, INC.

                                       By:      /s/ Hugh Chumley
                                                ----------------
                                                Hugh Chumley, President


Assignment - Bradley Lake Hydroelectric Project,
Agreement for the Sale and Purchase of Electric Power
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